AMENDED AND RESTATED
                              SERVICE SUB-AGREEMENT

     AGREEMENT to be effective December 13, 2004, by and between PRINCIPAL MANAGEMENT CORPORATION (the "Manager") and Employee Benefit Services, Inc. ("EBS").

     In consideration of the premises and mutual agreements herein contained, the Manager hereby appoints EBS to provide personal services to shareholders and beneficial owners as described herein and EBS agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth.

1.   SERVICES FURNISHED BY EBS

     EBS will provide personal services to shareholders and beneficial owners of Advisors Preferred Class, Preferred Class and Select Class (the "Plan Classes") shares of each Series of Principal Investors Fund, Inc. ("Fund") that currently exists or hereafter is created and that offers the Plan Classes. Personal services include:

          (a)  responding to plan sponsor and plan member inquiries;

          (b) providing information regarding plan sponsor and plan member investments;

          (c) other similar personal services or services related to the maintenance of shareholder accounts as contemplated by NASD Rule 2830, or any successor thereto.

     In the carrying out of this function, EBS may contract with others, including companies affiliated with EBS, for data systems, processing services and other administrative services. EBS may at any time or times in its discretion appoint (and may at any time remove) other parties, including companies affiliated with EBS, as its agent to carry out such provisions of the Agreement as EBS may from time to time direct; provided, however, that the appointment of any such agent shall not relieve EBS of any of its responsibilities or liabilities hereunder.

2.   COMPENSATION FOR SERVICES

     The Manager will pay EBS service fees as described in Appendix A hereto for services provided pursuant to this agreement. Service fees under this Agreement will be calculated and accrued daily and paid monthly to EBS, or at such other intervals as the Manager and EBS may agree. For purpose of this Agreement, "service fees" shall mean payments in connection with the provision of personal, continuing services to investors in the Fund and/or the maintenance of shareholder accounts, excluding (i) transfer agent and sub-transfer agent services for beneficial owners of the Fund's shares, (ii) aggregating and processing purchase and redemption orders, (iii) providing beneficial owners with account statements, processing dividend payments, (iv) providing sub-accounting services for shares held beneficially, (v) forwarding shareholder communications to beneficial owners, and (vi) receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the NASD adopts a definition of "service fees" for purposes of NASD Rule 2830 (or any successor to such rule) that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service fees" in this Section shall be automatically amended, without further action of the parties, to conform to such NASD definition.

3.   LIMITATION OF LIABILITY OF EBS

     EBS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on EBS' part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

4.   TERMINATION OF THIS AGREEMENT

     This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Manager or by EBS.

5.   AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

6.   ADDRESS FOR PURPOSE OF NOTICE

     Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager and EBS for this purpose shall be the Principal Financial Group, Des Moines, Iowa 50392.

7.   MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


                    Principal Management Corporation

                                /s/ Ernest H. Gillum
                    By
                           Ernest H. Gillum, Vice President


                    Employee Benefit Services, Inc.

                                        /s/ Andrew P. Dalgliesh
                    By
                           Andrew P. Dalgliesh, Chief Financial Officer

                         PRINCIPAL INVESTORS FUND, INC.
                                   SCHEDULE A

                                                            Annualized Fee as a
                                                           Percentage Of Average
               Series                     Share Class         Daily Net Assets

 LargeCap Value                      Advisors Preferred             0.112%
 LargeCap Growth                     Advisors Preferred             0.112%
 MidCap Blend                        Advisors Preferred             0.112%
 MidCap Value                        Advisors Preferred             0.112%
 MidCap Growth                       Advisors Preferred             0.112%
 SmallCap Value                      Advisors Preferred             0.112%
 SmallCap Blend                      Advisors Preferred             0.112%
 SmallCap Growth                     Advisors Preferred             0.112%
 LargeCap S&P 500 Index              Advisors Preferred             0.056%
 MidCap S&P 400 Index                Advisors Preferred             0.056%
 SmallCap S&P 600 Index              Advisors Preferred             0.056%
 Real Estate Securities              Advisors Preferred             0.056%
 Bond & Mortgage Securities          Advisors Preferred             0.112%
 Partners LargeCap Blend             Advisors Preferred             0.112%
 Partners LargeCap Growth I          Advisors Preferred             0.112%
 Partners LargeCap Growth II         Advisors Preferred             0.112%
 Partners LargeCap Value             Advisors Preferred             0.112%
 Partners LargeCap Value I           Advisors Preferred             0.112%
 Partners LargeCap Value II          Advisors Preferred             0.112%
 Partners Global Equity              Advisors Preferred             0.112%
 Capital Preservation Fund           Advisors Preferred             0.112%
 Partners LargeCap Blend I           Advisors Preferred             0.112%
 Diversified International Fund      Advisors Preferred             0.252%
 International Emerging Markets      Advisors Preferred             0.252%
 Government Securities               Advisors Preferred             0.112%
 High Quality Short Term Bond        Advisors Preferred             0.056%
 High Quality Long Term Bond         Advisors Preferred             0.056%
 High Quality Int Term Bond          Advisors Preferred             0.056%
 Inflation Protection                Advisors Preferred             0.056%
 Money Market                        Advisors Preferred             0.112%
 International Growth Fund           Advisors Preferred             0.252%
 Partners MidCap Growth              Advisors Preferred             0.112%
 Partners MidCap Growth II           Advisors Preferred             0.112%
 Partners MidCap Value               Advisors Preferred             0.112%
 Partners SmallCap Value             Advisors Preferred             0.112%
 Partners SmallCap Growth I          Advisors Preferred             0.112%
 Partners SmallCap Growth II         Advisors Preferred             0.112%
 Partners SmallCap Growth III        Advisors Preferred             0.112%
 Partners SmallCap Value I           Advisors Preferred             0.112%
 Partners SmallCap Value II          Advisors Preferred             0.112%
 Partners SmallCap Blend             Advisors Preferred             0.112%
 Disciplined LargeCap Blend          Advisors Preferred             0.112%
 Partners Large Cap Growth           Advisors Preferred             0.112%
 LargeCap Value                      Preferred                      0.116%
 LargeCap Growth                     Preferred                      0.116%
 MidCap Blend                        Preferred                      0.116%
 MidCap Value                        Preferred                      0.116%
 MidCap Growth                       Preferred                      0.116%
 SmallCap Value                      Preferred                      0.116%
 SmallCap Blend                      Preferred                      0.116%
 SmallCap Growth                     Preferred                      0.116%
 LargeCap S&P 500 Index              Preferred                      0.058%
 MidCap S&P 400 Index                Preferred                      0.058%
 SmallCap S&P 600 Index              Preferred                      0.058%
 Real Estate Securities              Preferred                      0.058%
 Bond & Mortgage Securities          Preferred                      0.116%
 Partners Global Equity              Preferred                      0.116%
 Partners LargeCap Blend             Preferred                      0.116%
 Partners LargeCap Growth I          Preferred                      0.116%
 Partners LargeCap Growth II         Preferred                      0.116%
 Partners LargeCap Value             Preferred                      0.116%
 Partners LargeCap Value I           Preferred                      0.116%
 Partners LargeCap Value II          Preferred                      0.116%
 Capital Preservation Fund           Preferred                      0.116%
 Partners LargeCap Blend I           Preferred                      0.116%
 Diversified International Fund      Preferred                      0.261%
 International Emerging Markets      Preferred                      0.261%
 Government Securities               Preferred                      0.116%
 High Quality Short Term Bond        Preferred                      0.058%
 High Quality Long Term Bond         Preferred                      0.058%
 High Quality Int Term Bond          Preferred                      0.058%
 Inflation Protection                Preferred                      0.058%
 Money Market                        Preferred                      0.116%
 International Growth Fund           Preferred                      0.261%
 Partners MidCap Growth              Preferred                      0.116%
 Partners MidCap Growth II           Preferred                      0.116%
 Partners MidCap Value               Preferred                      0.116%
 Partners SmallCap Value             Preferred                      0.116%
 Partners SmallCap Growth I          Preferred                      0.116%
 Partners SmallCap Growth II         Preferred                      0.116%
 Partners SmallCap Growth III        Preferred                      0.116%
 Partners SmallCap Value I           Preferred                      0.116%
 Partners SmallCap Value II          Preferred                      0.116%
 Partners SmallCap Blend             Preferred                      0.116%
 Disciplined LargeCap Blend          Preferred                      0.116%
 Partners LargeCap Growth            Preferred                      0.116%
 LargeCap Value                      Select                         0.108%
 LargeCap Growth                     Select                         0.108%
 MidCap Blend                        Select                         0.108%
 MidCap Value                        Select                         0.108%
 MidCap Growth                       Select                         0.108%
 SmallCap Value                      Select                         0.108%
 SmallCap Blend                      Select                         0.108%
 SmallCap Growth                     Select                         0.108%
 LargeCap S&P 500 Index              Select                         0.054%
 MidCap S&P 400 Index                Select                         0.054%
 SmallCap S&P 600 Index              Select                         0.054%
 Real Estate Securities              Select                         0.054%
 Bond & Mortgage Securities          Select                         0.108%
 Partners Global Equity              Select                         0.108%
 Partners LargeCap Blend             Select                         0.108%
 Partners LargeCap Growth I          Select                         0.108%
 Partners LargeCap Growth II         Select                         0.108%
 Partners LargeCap Value             Select                         0.108%
 Partners LargeCap Value I           Select                         0.108%
 Partners LargeCap Value II          Select                         0.108%
 Capital Preservation Fund           Select                         0.108%
 Partners LargeCap Blend I           Select                         0.108%
 Diversified International Fund      Select                         0.243%
 International Emerging Markets      Select                         0.243%
 Government Securities               Select                         0.108%
 High Quality Short Term Bond        Select                         0.054%
 High Quality Long Term Bond         Select                         0.054%
 High Quality Int Term Bond          Select                         0.054%
 Inflation Protection                Select                         0.054%
 Money Market                        Select                         0.108%
 International Growth Fund           Select                         0.243%
 Partners MidCap Growth              Select                         0.108%
 Partners MidCap Growth II           Select                         0.108%
 Partners MidCap Value               Select                         0.108%
 Partners SmallCap Value             Select                         0.108%
 Partners SmallCap Value I           Select                         0.108%
 Partners SmallCap Value II          Select                         0.108%
 Partners SmallCap Growth I          Select                         0.108%
 Partners SmallCap Growth II         Select                         0.108%
 Partners SmallCap Growth III        Select                         0.108%
 Partners SmallCap Blend             Select                         0.108%
 Disciplined LargeCap Blend          Select                         0.108%
 Partners LargeCap Growth            Select                         0.108%